U.S.Securities and Exchange Commission
Division of Corporation Finance
450 fifth Street, N.W.
Washington, D.C. 20549

Re:   Urbana.ca,Inc. - Form SB-2/A
      Independent Auditors' Consent

We consent to the use in this Registration Statement of Urbana.ca,Inc. on Form SB-2/A of our report dated March 17, 1999 appearing in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Vancouver, B.C. Canada
December 5, 2000